Exhibit 10.45

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT is made as of __________________ (this “Agreement”), by and between _________________ (“Contractor”) and GPGI, Inc. (the “Company,” and, together with Contractor, the “Parties”).

WHEREAS, the Company wishes for Contractor to provide certain consulting and advisory services with respect to executing strategic corporate transactions and related activities, and such other similar services as reasonably requested by the Company (the “Services”); and

WHEREAS, Contractor has advised Company of Contractor’s willingness, ability and desire to provide the Services to the Company on such terms.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants, understandings, representations, warranties, undertakings and promises hereinafter set forth, intending to be legally bound thereby, the Parties agree as follows:

1.Term. The respective duties and obligations of Contractor and the Company shall commence on the date hereof and continue until terminated by either Party in accordance with this Agreement (the “Term”). Notwithstanding anything to the contrary set forth herein, this Agreement may be terminated by either Party upon 10 days’ written notice to the other Party at the addresses set forth in Section 7.

2.Independent Contractor. Contractor shall perform the Services contemplated by this Agreement as an independent contractor to the Company. Contractor acknowledges and agrees that Contractor is not entitled to, and hereby waives all claim to, any of the rights, privileges or benefits of an employee of the Company during the Term, including, without limitation, wages, vacation, termination or severance pay, worker’s compensation, insurance or benefits. Contractor is solely responsible for Contractor’s income and other taxes, including any taxes on the vesting or settlement of all or any portion of any incentive equity awards granted pursuant to Section 5, and the Company shall not withhold on behalf of Contractor any sums for income tax, unemployment insurance or social security pursuant to any law or requirement of any governmental agency including, without limitation, unemployment tax, federal, state or foreign income tax, federal social security (FICA) payments and disability insurance taxes. Contractor shall make such tax payments as may be required by applicable law and agrees to indemnify and hold the Company harmless from any liability the Company may incur resulting from or arising out of Contractor’s failure to make such tax payments or Contractor’s improper provision of the applicable tax identification number. In addition, the Company’s willingness to enter into this Agreement is subject to Contractor’s delivery to the Company of a properly executed IRS Form W-9.

3.Confidentiality. The confidentiality provisions (including the definitions therein) set forth in Contractor’s offer letter with Resolute Holdings Management, Inc. are incorporated herein by reference and shall apply hereto, mutatis mutandis (including, for the avoidance of doubt, that any obligation of the “Company” set forth therein shall be construed as an obligation of GPGI, Inc. and any obligation of the employee therein shall be construed as an obligation of Contractor).

4.Works. Contractor acknowledges that, if and to the extent Contractor participates in the operation of the Company’s business in providing the Services hereunder, Contractor’s work on and contributions to documents, programs, methodologies, protocols and other expressions in any tangible medium (including, without limitation, all business ideas and methods, inventions, innovations, developments, procedures or processes, market research, databases and other works of authorship) which are prepared by Contractor, or to which Contractor contributes, in connection with the Services, in each case, that exclusively relate to the operation of the Company’s business (collectively, “Works”), will be owned by the Company and

Contractor hereby assigns, grants and delivers, exclusively and throughout the world to the Company all rights, titles and interests Contractor may own in and to any such Works.

5.Fees; No Expense Reimbursement. During the Term, Contractor shall be eligible to receive grants of restricted stock units or other equity incentive awards as determined by the Company and Contractor shall remain eligible to vest in any equity incentive awards previously granted to Contractor by the Company. Contractor shall not be entitled to reimbursement of out-of-pocket expenses incurred in connection with the performance of the Services, unless otherwise reasonably approved by the Company.

6.Representations and Additional Covenants. Contractor represents, warrants and covenants that: (a) Contractor’s performance of the Services shall not violate: (i) any applicable law, rule, ordinance, regulation or order; (ii) any contracts, agreements or duties to which Contractor is subject; or (iii) the rights of any person or entity in or to any patent, trademark, trade name, copyright, trade secret, license or other proprietary or similar right; (b) the Services shall be performed by Contractor in accordance with accepted professional standards; and (c) Contractor does not perform work exclusively for the Company.

7.Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested and postage prepaid; (b) at noon on the date after dispatch if sent by a nationally recognized overnight courier; or (c) by a successfully received e-mail transmission.

If to the Company:

GPGI, Inc.
309 Pierce Street
Somerset, NJ 08873
Attention:
Email: \

If to Contractor:

To the address or email on file for Contractor in the Company’s personnel records

8.Amendment; Waiver. No amendment, modification or waiver of any provision of this Agreement shall be effective unless such amendment, modification or waiver is approved in writing by each of the Parties hereto. The failure of any Party to enforce any of the provisions of this Agreement applicable to such Party shall not be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce every provision of this Agreement applicable to such Party in accordance with its terms. The waiver by any Party of a breach of any provision of this Agreement applicable to such Party shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement applicable to such Party.

9.Governing Law; Survival. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and without regard to the conflicts of laws principles that would result in the application of the laws of another jurisdiction. Termination of the Term shall not terminate the provisions of this Agreement that are intended to survive the Term.

10.Equitable Relief. The Parties acknowledge that a breach of Section 3 or 4 of this Agreement by Contractor may result in immediate and irreparable damage to the Company and remedies other than injunctive relief may not fully compensate or adequately protect the Company. The Parties agree that, in the event of such violation, the Company shall be entitled, in its sole discretion, to seek to obtain equitable relief, including specific performance or injunctive relief in order to enforce the Company’s rights or prevent any violation thereof.

11.Indemnification. Contractor shall defend, indemnify and hold harmless the Company from and against all claims, liability, losses, damages and expenses (including reasonable attorneys’ fees and court costs) arising from, or related to, any willful action or omission of Contractor, or in connection with a material breach of any material representation or warranty of Contractor set forth herein. For purposes of this Section 11 of this Agreement, no act or omission shall be considered “willful” unless it is done, or omitted to be done, in bad faith without reasonable belief that the action or omission was in the best interest of the Company.

12.Entire Agreement; Amendments; Severability; Counterparts; Construction of Agreement. This Agreement constitutes the entire agreement and understanding of the Parties, and supersedes any and all previous agreements and understandings, whether oral or written, among the parties with respect to the matters set forth in this Agreement. No provision of this Agreement may be amended, modified or waived, except in a writing signed by the parties. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument. No provision of this Agreement shall be construed against any Party as the drafter thereof. The titles of the Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

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IN WITNESS WHEREOF, the Company and Contractor have executed this Agreement as of the date first written above.

GPGI, Inc.

By: _____________________________
Name:
Title:

Accepted and Agreed:

CONTRACTOR

_____________________________
By:

[Signature Page to Independent Contractor Agreement]